Exhibit 7.03


                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         AGREEMENT made as of this 16th day of November, 1995, by and among Richard Kosinski ("EMPLOYEE") and The Software Developer's Company, Inc., a Delaware corporation with a principal place of business at 90 Industrial Park Road, Hingham, MA 02043 (the "PARENT", the "COMPANY" or "SDC") and Internet Security Corporation, a subsidiary of SDC ("ISC").

         WHEREAS, the Company believes it to be to its advantage to ensure that Employee renders services to the Company as hereinafter provided; and

         WHEREAS, Employee and the Company desire to enter into an Agreement to provide for Employee's continuing employment with the Company and any successors in interest;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties herein agree as follows:

         1. POSITION AND RESPONSIBILITIES. During the term of this Agreement, Employee agrees to serve as Vice President of SDC and as President of ISC (for purposes of this Agreement, the "Company" includes SDC and ISC) as defined in the Agreement and Plan of Merger (the "PLAN") by and among The Software Developer's Company, Inc., ISC Acquisition Corp., ("MERGER SUB") and ISC. Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Chief Executive Officer ("CEO") and Board of Directors (the "BOARD") of Parent. Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company and ISC as may from time to time be vested in or requested of him by the CEO or the Board. Employee agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of his duties for the successful operation of the Company's and ISC's business.

                  During the term hereof, except as permitted by Section 7(b) Employee will not have any managerial or operational responsibility in any enterprise, firm, corporation, trust or other business entity other than the Company and ISC. Nothing herein shall prevent the ownership by Employee of an equity interest in any business entity provided that such ownership does not contravene the Company's conflict of interest policies as in effect from time to time, and Employee shall be entitled to serve on the board of directors of a corporation that is not competitive with the business of the Company to the extent permitted under the Company's policies in effect from time to time and to the extent authorized by the Board of Directors of the Company. The performance of Employee's duties hereunder shall not require Employee to relocate to another company or affiliated facility more than 50 miles from the Hingham, Massachusetts facility without the Employee's consent.

                  As soon as practicable following the execution of this Agreement, Employee shall become an ex officio non-voting participant of the Board of Directors of the Company and Employee shall be entitled to attend all meetings of the Board of Directors. Prior to next year's annual meeting of stockholders and as long as Employee is employed by the Company during the term of this Agreement, Employee shall

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                                      -2-

be nominated to the Board of Directors as a regular voting member of the Board of Directors. If elected by the stockholders, Employee shall accept such position and perform his duties as a Director thereunder.

         2. COMPENSATION: SALARY, BONUSES, EQUITY PARTICIPATION AND OTHER BENEFITS. During the term of this Agreement, the Company shall pay Employee the following compensation, including the following salary, bonuses and other fringe benefits:

                  (A) SALARY. In consideration of the services to be rendered by Employee to the Company, the Company will pay to Employee an annual salary of $120,000 (Employee's "base rate") during the term of this Agreement. Such salary shall be payable in conformity with the Company's customary payroll practices as established or modified from time to time and subject to all applicable taxes. Commencing November 1, 1996 and the month of November in each successive year thereafter while this Agreement may be in effect, the Chief Executive Officer and Employee shall in good faith review the performance by, and the compensation to, the Employee for the prior year based on merit similar to the review of other senior executive officers and the proposed performance by, and compensation to, Employee for the then forthcoming year. Any future agreements regarding salary, bonus, equity participation, fringe benefits, expenses and other material benefits and terms of this Agreement shall be subject to approval by the Board of Directors and agreed to by Employee.

                  (B) REIMBURSEMENT OF EXPENSES. Employee will also be entitled to be reimbursed for business-related travel expenses, including airplane travel, automobile, business mileage and parking expenses, pursuant to the Company's expense reimbursement policies as in effect from time to time.

                  (C) PERFORMANCE-BASED BONUS. During the term of this Agreement, in addition to the amounts payable under Section 2(A) above, Employee shall be eligible to participate in the ISC Bonus Plan set forth on Exhibit A. The Employee shall not participate in the Company's Fiscal 1996 Bonus Plan, but may participate, subject to review and approval by SDC's Board of Directors, in SDC's cash bonus programs after the 1996 fiscal year.

                  (D) RELOCATION EXPENSES. The Company shall reimburse Employee for the reasonable relocation expenses incurred directly by Employee in connection with his employment by the Company, as follows:

                           (i)   Reasonable    out-of-pocket   moving   expenses
associated with Employee's relocation of his residence from Billerica to the Hingham area including costs of moving household furnishings, personal effects and insurance;

                           (ii)  All  reasonable   costs   associated  with  and
necessary to the sale of Employee's Billerica residence and the purchase by the Employee of a residence in the Hingham area including costs associated with commissions payable to real estate brokers in connection with the sale of the Sudbury residence but not including mortgage points for the purchase of a new residence.

         Employee hereby agrees that all such expenses to be reimbursed to Employee under this subsection (D) by the Company shall be reasonable and that Employee use his best efforts to minimize the costs by obtaining in each instance terms which are as favorable as those which Employee would negotiate if he were to pay such expenses directly himself. Further, Employee agrees to provide suitable and accurate

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                                      -3-

documentation evidencing such costs incurred, and the Company shall provide reimbursement within a reasonable time after the receipt of such documentation.

                  (E) OTHER BENEFITS. Employee shall be entitled to participate in employee health, hospitalization, disability, group term life, vacation, and other employee benefit programs on the same basis as that of other officers of SDC. The Company will use its best efforts to arrange for additional term life insurance through the Company's life insurance carrier, with premiums to be paid at Employee's expense. Employee shall be entitled to paid vacation, personal and sick leave in accordance with SDC's policies as in effect from time to time. Employee shall be entitled to a carryover of accrued but unused vacation from one year to the next pursuant to SDC's policies as in effect from time to time.

         3. TERM CREDIT. For the purposes of SDC's benefits plans, Employee shall (to the extent permitted by any such respective employee benefit plan and applicable law) be deemed to have been continuously employed by SDC since July 1, 1994.

         4. EQUITY PARTICIPATION. Employee shall be granted at the Effective Time (as defined below) stock options to purchase 75,000 shares of Common Stock of SDC. The exercise price for such option shall be the fair market value of the such Common Stock as of the date of such grant. Such options shall be incentive stock options to the maximum extent permitted under applicable law. Such options shall become exercisable as to 30% upon the first anniversary of the date of grant, and the balance shall vest at the rate 20% on each of the second, third and fourth anniversaries of grant date, and the remaining 10% vesting on the fifth anniversary of the date of grant, subject to any acceleration of vesting as may be applicable pursuant to Section 5 below. Employee shall have 90 days from termination of employment to exercise any vested options; provided, however, that in the event of termination of employment because of death or disability of Employee, Employee or his estate or legal representative shall have up to 12 months (but in no event longer than the full term of Employee's options as set forth in Employee's option agreement) from the date of termination of employment to exercise such option shares. Any options which are granted shall be subject to an incentive stock option agreement in the form normally used by SDC with respect to its employees and in all respects shall be governed by the terms of SDC's stock option plan.

         5. TERM.

         5.1 GENERAL. The term of this Agreement shall commence and this Agreement shall be effective upon the Effective Time (as that term is defined in the Plan (the "EFFECTIVE TIME")) and shall terminate on the earlier to occur of
(i) the three year  anniversary of the Effective Time,  (ii)  Employee's  death,
(iii) a determination that Employee has become disabled, as defined in Section 5.3, (iv) termination "for cause" under the provisions of Section 5.6, (v) termination without cause as provided in Section 5.7, (vi) voluntary termination by Employee as provided in Section 5.5 or (vii) termination for inadequate performance as provided in Section 5.8. The term "EMPLOYMENT PERIOD" shall mean the initial period of Employee's employment with the Company hereunder. This Agreement will automatically renew for an additional twelve (12) months after termination under subsection (i), unless the Company gives Employee six (6) months prior written notice of the Company's decision not to renew the Agreement for an additional twelve (12) months.

         5.2 TERMINATION AT END OF TERM. Upon termination of the Agreement at the end of its term, Employee shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) COBRA benefits for up to 18 months, provided Employee makes the appropriate conversion and payments,

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                                      -4-

(iii) the pro rata portion of any bonus that Employee had otherwise earned under the terms of the ISC Bonus Plan as of the termination date, and (iv) no further severance or other compensation benefits.

         5.3 TERMINATION UPON DISABILITY. Employee shall be regarded as "disabled" for the purpose of this Agreement if he has been unable to render the services required of him hereunder, in a manner consistent with past practice, for a period of two (2) consecutive months, or for any period in the aggregate of four (4) months in any twelve-month period, because of a continuing health impairment, which impairment will likely result in Employee's continued inability to render the services required of him hereunder in a manner consistent with past practices; provided, however, that thirty (30) days' prior notice of termination for disability shall be given to Employee. Upon termination for disability, Employee shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) COBRA benefits for up to 18 months, provided Employee make the appropriate conversion and payments, (iii) any payments available to Employee under any disability insurance programs maintained by the Company providing for payment of disability insurance to Employee, (iv) the pro rata portion of any bonus that Employee had earned under the terms of the ISC Bonus Plan as of the termination date, (v) an amount equal to the difference between (a) the payments made under clause (iii) above, plus any governmental benefits (such as Social Security) and (b) Employee's current annual base salary, and (vi) no further severance or other compensation benefits. Payments under clause (v) shall continue for so long as Employee is disabled but in no event for greater than twelve (12) months after termination upon disability.

         In the event that there should be any dispute between Employee and the Company as to whether Employee is "disabled" within the meaning of this Agreement or as to whether Employee has recovered from any such disability, such matter shall be conclusively determined by the written report of a physician acceptable to the Company and Employee, who shall set forth in his report the nature and seriousness of the impairment suffered by Employee and the likely effect of such impairment on Employee's future ability to render the services requested hereunder. Employee agrees to submit to all necessary examinations by any such physician to the extent reasonably required by the Company for the purpose of ascertaining the extent of Employee's disability or the likelihood of recovery. The parties agree that any determination with respect to Employee's disability may be conclusively resolved in the sole judgment of the Company if Employee should fail to comply with any reasonable request by the Company to submit to an examination.

         5.4 TERMINATION UPON DEATH. If Employee dies during the Employment Period, the Agreement shall terminate upon such death and Employee or his estate shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) any insurance proceeds available to Employee's estate under any life insurance programs maintained by the Company providing for payment of such benefits to Employee's estate, (iii) the pro rata portion of any bonus that Employee had earned under the terms of the ISC Bonus Plan as of the termination date, and (iv) no further severance or other compensation or benefits.

         5.5 VOLUNTARY TERMINATION. Employee may terminate this Agreement at any time upon thirty (30) days prior written notice to the Company and ISC. In the event of any such termination, Employee shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) COBRA benefits for up to 18 months, provided Employee makes the appropriate conversion and payments, and (iii) no further severance or other compensation benefits.

         5.6 TERMINATION FOR CAUSE. The Company may terminate the Employment Period and discharge Employee for cause immediately upon written notice to Employee of such termination.

Regardless of any broader definition of "cause" which might otherwise apply under applicable law, the term "for cause" as used herein shall be defined to include only one or more of the following grounds involving the Company, ISC or any subsidiary: (a) Employee's willful refusal to perform reasonable assignments given to Employee commensurate with such Employee's status, functions and responsibilities as set forth above, provided, that (i) such refusal has caused the Company material harm and is repetitive and not due to illness or injury, and (ii) Employee shall have been given reasonable notice and explanation of each refusal, and reasonable opportunity for a period of thirty (30) days following notice, to cure such refusal, and no cure has been effected within such time; (b) gross negligence of the Employee in connection with the performance of such duties; (c) the conviction of the Employee of a felony, either in connection with the performance of his obligations to the Company or which shall adversely affect the Employee's ability to perform such obligations;
(d) determination by a court of final jurisdiction that Employee has committed a breach of fiduciary duty to the Company that has caused the Company material harm; (e) the material abuse of any drug or medication which affects performance for a period of 60 days following notice of such abuse and an opportunity to cure; or (f) a breach of any of the provisions of Sections 6 and 7 hereof involving the Employee's covenants on non-competition, confidentiality and assignment of inventions. In making any determination under this Subsection, the CEO shall act fairly and in utmost good faith. If the Employee disputes this determination, the Employee shall have a non-exclusive opportunity to appear and be heard at a meeting of the Board of Directors or any committee thereof to review the determination.

         In the event of any termination for cause, Employee shall be entitled to: (i) accrued and unpaid salary and vacation through the termination date;
(ii) COBRA benefits for up to 18 months provided Employee makes the appropriate conversion and payments, and (iii) no further severance or other compensation or benefits. For the purposes of this Section 5.6, the Company includes itself and any subsidiary.

         5.7 AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN FOR CAUSE. The Company may terminate Employee's employment hereunder at any time during the term of this Agreement without cause upon thirty (30) days' prior written notice to Employee. In the event the Company exercises its right to terminate Employee under this Section 5.7, Employee shall be entitled to (i) twelve (12) months base salary at the then current rate, (ii) medical and other health insurance benefits at the then current levels for a period of twelve months after the date of such termination, (iii) COBRA benefits for up to an additional six months after the expiration of the twelve-month period in clause (ii) above, provided Employee makes the appropriate conversion and payments, (iv) the bonus that Employee would have otherwise earned or accrued under the terms of the ISC Bonus Plan for the full fiscal year in which Employee is terminated, (v) the acceleration of vesting of all stock options previously granted to Employee under the ISC Bonus Plan granted prior to the termination date, and (vi) no other severance or other compensation or benefits. Any such payments shall be payable in equal installments over the term of the severance period.

         It shall be deemed to be a termination "without cause" if Employee's responsibilities and executive authority are reduced or diluted in any material respect without Employee's consent (which reduction or dilution is not corrected by the Company within thirty (30) days following written notification by Employee to the Company that Employee intends to terminate his employment for such reason), or Employee is relocated to another Company facility or affiliated facility more than fifty (50) miles from Hingham, Massachusetts without Employee's consent.

         5.8 TERMINATION FOR INADEQUATE PERFORMANCE. The Company may terminate Employee's employment hereunder for inadequate performance. Performance will be evaluated at the end of each fiscal

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                                      -6-

quarter starting with the quarter ending September 30, 1996. Performance will be deemed inadequate if Pre-Tax Income of ISC, as defined in Exhibit A, for the quarter is below seventy percent (70%) of the actual quarterly Pre-Tax Income forecast number for ISC's business for such quarter through the quarter ending March 31, 1998. In the event the Company exercises its right to terminate
Employee under this Section 5.8, Employee shall be entitled to (i) six (6) months base salary at the then current rate, (ii) medical and other health insurance benefits at the then current levels for a period of six (6) months after the date of such termination, (iii) COBRA benefits for up to an additional twelve (12) months after the expiration of the six-month period in clause (ii), provided Employee makes the appropriate conversion and payments, and (iv) no other severance or other compensation or benefits. Any such payments shall be payable in equal installments over the term of the severance period.

         5.9 WITHHOLDING. All salary, bonus and other compensation of Employee, and all severance and other compensation and benefits upon termination, shall be subject to applicable federal, state and other withholding taxes.

         6. CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT. In connection with his commencement of employment by the Company pursuant to the terms of this Agreement, Employee shall execute, simultaneous with the execution of this Agreement by the Company, a form of Confidentiality and Assignment of Inventions Agreement used by the Company for its employees.

         7. NON-COMPETITION.

                  (a) The parties understand and agree that this Agreement is entered in connection with the Merger as a material inducement to the Parent and Merger Sub to enter into the acquisition of ISC. The parties further understand and agree that Employee was the sole stockholder and Chief Executive Officer of ISC. As a result of the foregoing, the parties expressly understand and agree that the non-competition provisions contained in this Agreement are reasonable, permissible and enforceable pursuant to the provisions of applicable law.

                  (b) Commencing at the Effective Time and continuing until the later of (i) four years from the date hereof or (ii) twelve months following termination of Employee's employment hereunder, for any reason, Employee will not, as an employee, agent, consultant, advisor, independent contractor, partner, officer, director, stockholder, lender or guarantor of any entity, or in any other capacity, directly or indirectly:

                           i)  participate  or  engage in a  business  where the
Employee is involved in activities relating to the distribution, marketing, sale or servicing of any authentication, encryption or "firewall" product or services for the InterNet or other on-line services or computer networks (the "BUSINESS") in any states where ISC is presently offering such products or services or those states in which ISC or the Company is offering products or services relating to the Business at the time of any termination of employment; (ii) induce or attempt to induce any person who at the time of such inducement is an employee or consultant of the Company or ISC to perform work or services for any other person or entity other than the Company or ISC; (iii) permit the name of Employee to be used in connection with a competitive Business; or (iv) solicit or entice any customer or prospective customer of ISC or the Company at the time of termination of employment in order to offer products or services of a competitive Business.

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                                      -7-

                  (c) The parties understand and agree that the non-competition agreement set forth in this Section 7 shall be construed as a series of separate covenants not to compete: one covenant for each state within the Territory, one for each separate line of business of the Company and ISC, and one for each month of the non-competition period. If any restriction set forth in this
Section 7 is held by a court or arbitration panel to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then ISC, the Company Employee agree, and hereby submit, to the reduction and limitation of such restriction to the minimal effect necessary so that the provisions of this Section 7 shall be enforceable to the maximum extent possible.

         8. NO CONFLICTS. Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the performance of his duties and obligations hereunder.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.

         10. SEVERABILITY. Without in any way limiting the provisions of Section 7(c), in case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

         11. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived only in accordance with this Section 11. No waiver by either party or any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board of Directors then in office at the time of such modification or waiver.

         12. ASSIGNMENT. Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company and ISC under this Agreement shall inure to the benefit of, and shall be binding upon, their successors and assigns.

         13. ACKNOWLEDGMENTS. Employee recognizes and agrees that the enforcement of the noncompetition provisions of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company.

         14. ENTIRE AGREEMENT. This Agreement and the exhibits constitute the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, benefits, severance or other remuneration.

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                                      -8-

         15. NOTICES. All notices hereunder shall be in writing and shall be delivered in person or mailed by overnight courier service, electronic facsimile transmission, or first class mail (postage prepaid).

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.

THE SOFTWARE DEVELOPER'S COMPANY, INC.         RICHARD KOSINSKI

By:     /s/ Barry N. Bycoff                      /s/ Richard Kosinski
                                               Signature, Richard Kosinski

Title:  President, Chief Executive Officer


INTERNET SECURITY CORPORATION

By:   /s/ Barry N. Bycoff

Title:  Treasurer

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                                      -9-

Exhibit A

ISC Bonus Plan:

The ISC Bonus Plan offers the Employee two different Options from which the Employee may choose one or the other for a given fiscal year, except as noted below for Option 2 for the 1996 fiscal year. Option 1 is available for the 1996, 1997 and 1998 fiscal years. Option 2 will not be available for the 1996 fiscal year but will be available for the 1997 and 1998 fiscal years.

The award date for the determination of the Bonus Plan will be established as soon as possible after the date the audit is complete, and the award of a cash bonus or stock options will be made as early as possible prior to the date the financial statements are made available to the public for each given year. On the award date, Employee must choose either Option 1 or Option 2.

Both Options 1 and 2 are based on the financial performance of ISC, based on the achievement of actual Revenues and Pre-Tax Income of ISC. Without limitation, the ISC business will include all Internet and network-related security products and services. Revenue and Pre-Tax Income derived from the sale of products and services of the ISC business made through SDC or its other subsidiaries (such as, for example, sales of ISC security products made through SDC's catalogs) will be included in calculating the financial performance of ISC. Financial performance is measured by comparing ISC's actual Revenue and Pre-Tax Income to ISC's Base Plan forecasts. The actual Revenue and Pre-Tax Income of ISC will be calculated in accordance with GAAP. A proper allocation of the cost of SDC's facilities, overhead and other sales, marketing and other general and administrative expenses incurred by SDC with respect to ISC's business will be included as a deduction in arriving at ISC's actual Pre-Tax Income (for example, such as SDC's contribution to ISC of resources and funds for telephone, legal, finance, advertising, depreciation, consulting services, seminars and trade shows, supplies). ISC will receive a pro-rata G&A allocation based on the number of employees working under ISC accounts divided by the total number of domestic employees working at SDC (including ISC employees), not to exceed 10% of revenue. This Bonus Plan only covers the 1996, 1997 and 1998 fiscal years.

The Base Plan forecast numbers for ISC's business are as follows:


                                                                      ISC                 ISC
                                                                    Base Plan           Base Plan
                                                                     Revenue         Pre-Tax Income

Fiscal Year 1996 (October 1, 1995 to March 31, 1996)               $3,007,000           $438,000

Fiscal Year 1997 (March 31, 1997)                                  $8,230,000           $872,000

Fiscal Year 1998 (March 31, 1998)                                 $14,243,000         $2,299,000

OPTION 1 - STOCK OPTIONS

         Option 1 awards incentive stock options for SDC's Common Stock for up to 100,000 shares in each fiscal year for the three-year term covered by the Agreement. The first year's award of stock options will be pro-rated over the remaining months of SDC's 1996 fiscal year which ends March 31, 1996. For example, if the closing date for SDC's acquisition of ISC is September 30, 1995, six months (or 50,000 stock options, 50% of the 100,000 award potential for the remaining six months of the 1996 fiscal year) would be available to the Employee if ISC achieves the Base Plan Revenue and Base Plan Pre-Tax Income. The remaining two fiscal years (1997 and 1998) would offer the potential of incentive stock options for SDC's Common Stock for up to 100,000 shares for each fiscal year (1997 and 1998). The exercise price of the stock options to be awarded under this plan will be the market value on the date of the award. The stock options which may be awarded in any fiscal year under this Plan will vest in equal, annual installments over a four-year period following the date of award at 25% at the end of each year following the first anniversary of the award.

         The potential award of stock options to Employee under Option 1 is based on the financial performance of the achievement of Revenue and Pre-Tax Income thresholds for ISC's business. Employee must achieve both his Base Plan Revenue and Base Plan Pre-Tax Income forecast of ISC's business to become eligible for the bonus award each year. If ISC's actual Pre-Tax Income equals or exceeds 125% of ISC's Base Plan Pre-Tax Income set forth above all the options for 100,000 shares of SDC's Common Stock available for each fiscal year (pro rated, however, for the 1996 fiscal year) shall be awarded to Employee. If ISC's actual Pre-Tax Income is greater than 100% of ISC's Base Plan Pre-Tax Income but less than 125% of ISC's Base Plan Pre-Tax Income, the number of SDC stock options awarded shall be calculated on a straight line interpolation basis (rounded up or down to the nearest whole share).

         The following is an example of how Option 1 works: If in the 1997 fiscal year ISC's actual Revenues equals or exceeds the Base Plan Revenue of $8,230,000 and ISC records $1,002,800 actual Pre-Tax Income (which is 115% of the 1997 fiscal year Base Plan Pre-Tax Income threshold of $872,000), Employee would be awarded 60% (or 15/25's) of the stock option pool for 100,000 shares of SDC's Common Stock otherwise available to be awarded. Thus, Employee would receive 60,000 stock options for fiscal 1997. If ISC records in fiscal year ending March 31, 1997, Revenues equal to or in excess of the Base Plan Revenue of $8,230,000 and has achieved an actual Pre-Tax Income of $1,100,000 (which exceeds 125% of ISC's Base Plan Pre-Tax Income for the 1997 fiscal year), Employee would be awarded 100% of the stock option pool for 100,000 shares of SDC's Common Stock. Thus, Employee would receive stock options for 100,000 shares of SDC's Common Stock for SDC's 1997 fiscal year.

         If employment is terminated without cause during the term of the Agreement, all previously awarded stock options under this ISC Bonus Plan for performance in completed fiscal years will accelerate and vest immediately. If employment is terminated without cause by SDC pursuant to Section 5.7 of the Agreement, the annual award will be the bonus that Employee would have otherwise earned or accrued under the terms of the ISC Bonus Plan for the fiscal year in which Employee is terminated.

OPTION 2 - CASH

         Option 2 allows the Employee to earn only a cash bonus based on achieving certain minimum levels of financial performance as measured both by ISC's Base Plan Pre-Tax Income and by ISC's Base Plan Revenue set forth above. The cash award is based on a progressive bonus system. There are three Bonus brackets based on the actual Pre-Tax Income of ISC as compared to Base Plan Pre-Tax Income of ISC for each fiscal year. The amount of actual Pre-Tax Income of ISC in each bracket is multiplied by a Bonus Factor and then multiplied by the ratio, rounded to two decimal points, of actual Revenue to Base Plan Revenue of ISC. Each year ISC must achieve a minimum of 80% of Base Plan Pre-Tax Income and 70% of Base

Plan Revenue (ratio of actual Revenue to Base Plan Revenue equaling 0.70) for Employee to become eligible for Option 2. The maximum for the ratio of actual Revenue to Base Plan Revenue will always be 1.00 (i.e. ISC's actual Revenues meeting or exceeding Base Plan Revenues). The maximum actual Pre-Tax Income used in the calculations will be 150% of Base Plan Pre-Tax Income forecasts. Therefore, excess actual Pre-Tax Income of ISC over 150% of Base Plan Pre-Tax Income will not contribute to the Bonus payout. The formula is as follows:



                                                                Ratio of Actual Revenue to
                                                                     Base Plan Revenue
Actual Pre-Tax Income            X       Bonus Factor       X                                 =       Bonus Payout
---------------------                    ------------                                                 ------------
                                                                   (need minimum 0.70;
                                                                   -------------------
                                                                       maximum 1.00)

Up to 100% of Plan Dollars                   0.10
(need minimum of 80%)

Greater than 100% to 125% of                 0.20
Plan Dollars

Greater than 125% to 150% of                 0.30
Plan Dollars

         The following is an example using the 1997 fiscal year, assuming ISC's actual Pre-Tax Income of $959,200 on actual Revenue of $8,641,500 for ISC's business. Thus, actual Pre-Tax Income for ISC's business is equal to 110% of forecasted Base Plan Pre-Tax Income of $872,000 (the third bonus bracket does not apply) and actual Revenue for ISC's business is equal to 105% of forecasted Base Plan Revenue of $8,230,000 (the maximum ratio of 1.00 would be used). The Bonus calculation would be as follows:



                                                                       Ratio of Actual Revenue
Actual Pre-Tax Income                             Bonus Factor           to Base Plan Revenue
                                            X                      X                             X     Bonus Payout
                                                                         (need minimum 0.70;
                                                                            maximum 1.00)

$872,000                                              0.10                       1.00                   $87,200
(Pre-Tax Income - up to 100% of Plan --
                  -----
need minimum of 80%)

                                      -12-

$87,200                                               0.20                       1.00                   $17,440
(Pre-Tax Income - greater than 100% to
125% of Base Plan)

-0-                                                   0.30                       1.00
(Pre-Tax Income - greater than 125% to                                                                    -0-
                                                                                                          ---
150% of Base Plan)

TOTAL CASH BONUS PAYMENT TO BE AWARDED
FOR 1997 FISCAL YEAR EQUALS:                                                                           $104,640

         The following is an example using the 1997 fiscal year, assuming ISC's actual Pre-Tax Income of $1,395,200 on actual Revenue of $6,830,900 for ISC's business. Thus, actual Pre-Tax Income for ISC's business is equal to 160% of forecasted Base Plan Pre-Tax Income of $872,000 and actual Revenues for ISC's business is equal to 83% of forecasted Base Plan Revenue of $8,230,000. The Bonus calculation is as follows:




Actual Pre-Tax Income                       X     Bonus Factor     X   Ratio of Actual Revenue   X     Bonus Payout
---------------------                             ------------                                         ------------
                                                                         to Base Plan Revenue
                                                                         (need minimum 0.70;
                                                                            maximum 1.00)

$872,000                                              0.10                       0.83                    $72,376
(Pre-Tax Income - up to 100% of Plan --
                  -----
need minimum of 80%)

$218,000                                              0.20                       0.83                    $36,188
(Pre-Tax Income - greater than 100% to
125% of Base Plan)

$218,000                                              0.30                       0.83                    $54,282
                                                                                                         -------
(Pre-Tax Income - greater than 125% to
150% of Base Plan)

TOTAL CASH BONUS PAYMENT TO BE AWARDED                                                                  $162,846
FOR 1997 FISCAL YEAR EQUALS: